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                          EXHIBIT 21.01

                      LIST OF SUBSIDIARIES


                              STATE OF
           NAME             INCORPORATION/    NAMES USED IN DOING
                            ORGANIZATION            BUSINESS

Atlantic City Showboat,      New Jersey    Showboat; Showboat Hotel
Inc.                                        and Casino; Atlantic
                                            City Showboat

Ocean Showboat, Inc.         New Jersey    Ocean Showboat

Ocean Showboat Finance       New Jersey    Ocean Showboat Finance
Corporation                                 Corporation

Showboat Operating Company     Nevada      Showboat; Showboat
                                            Hotel, Casino & Bowling
                                            Center; Las Vegas
                                            Showboat

Showboat Development           Nevada      Showboat Development
Company                                     Company

Showboat Australia Pty        Australia    Not applicable
Limited

Sydney Harbour Casino         Australia    Not applicable
Holdings Limited

Sydney Casino Management      Australia    Not applicable
Pty Limited

Sydney Harbour Casino         Australia    Sydney Harbour Casino
Properties Pty Limited

Showboat Indiana, Inc.         Nevada      Not applicable

Showboat Indiana               Nevada      Not applicable
Investment, L.P.

Showboat Marina Partnership    Indiana     Showboat Marina; East
                                            Chicago Showboat
Showboat Marina Casino         Indiana     Showboat Marina; East
Partnership                                 Chicago Showboat

Showboat Marina Finance        Indiana     Not applicable
Corporation

Showboat Marina Investment     Indiana     Not applicable
Partnership

Showboat New Hampshire,        Nevada      Not applicable
Inc.

Showboat Rockingham         New Hampshire  Not applicable
Company, L.L.C.

Showboat Missouri, Inc.        Nevada      Not applicable

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